FOR IMMEDIATE RELEASE
April 21, 2016

WashingtonFirst Bankshares, Inc. Reports 42% Growth and Record Earnings for Q1 2016
RESTON, VA - WashingtonFirst Bankshares, Inc. (NASDAQ: WFBI) (the "Company"), announced today its consolidated net income of $3.9 million (or $0.32 per diluted common share) for the three months ended March 31, 2016, a 42.1% increase over the $2.8 million in net income (or $0.28 per diluted common share) for the three months ended March 31, 2015, and a 10.8% increase over the $3.5 million in net income (or $0.32 per diluted common share) for the prior quarter ended December 31, 2015. Additionally, the Company paid its 10th consecutive quarterly dividend of $0.06 on April 1, 2016.

Shaza Andersen, President and CEO of the Company, said, “I am thrilled to report that we have begun 2016 every bit as strong as we finished 2015! We have now fully integrated the mortgage and wealth management operations from our acquisition of 1st Portfolio last summer, and both companies are contributing as expected. We also grew our branch network, opening new branches in two key markets: Old Town Alexandria in Virginia, and Potomac, Maryland. And, we’ve added a new Private Banking group to our team which will enhance our ability to connect with a broader range of customers in the marketplace. We believe these initiatives, together with our continued emphasis on core principles of relationship banking and customer service, will help us realize our goal of making WashingtonFirst the premier community bank in the region."

Pre-tax net income for the three months ended March 31, 2016, increased $1.9 million or 43.8% as compared to the same period in 2015. This increase is primarily attributable to the $2.3 million or 20.0% increase in net interest income. The increase in both non-interest income and non-interest expense is primarily attributable to 1st Portfolio which was acquired in July 2015. The annualized return on average assets increased to 0.94% for the three months ended March 31, 2016, as compared to 0.83% for the three months ended March 31, 2015.

The net interest margin was 3.51% for the three months ended March 31, 2016, as compared to 3.72% for the same period in 2015. This decrease is primarily attributable to the addition of $25.0 million in subordinated debt added in the fourth quarter of 2015. Competitive pressure for incremental loans and deposits has also contributed to margin compression. The Company remains focused on its pricing discipline on both sides of the balance sheet.

The efficiency ratio was 64.66% and 60.99% for the three months ended March 31, 2016, and March 31, 2015, respectively. The increase is primarily attributable to the acquisition of 1st Portfolio as well as the addition of two new branches - Old Town Alexandria, Virginia, and Potomac, Maryland.

	For the three months ended
	March 31, 2016	December 31, 2015	March 31, 2015
Performance Ratios:
Return on average assets	0.94%	0.86%	0.83%
Return on average shareholders' equity	8.58%	8.93%	8.34%
Yield on average interest-earning assets	4.24%	4.24%	4.34%
Rate on average interest-earning liabilities	1.02%	0.99%	0.86%
Net interest spread	3.22%	3.25%	3.48%
Net interest margin	3.51%	3.53%	3.72%
Efficiency ratio (1)	64.66%	65.69%	60.99%

Per Share Data:
Basic earnings per common share	$0.32	$0.33	$0.29
Fully diluted earnings per common share	$0.32	$0.32	$0.28
Weighted average basic shares outstanding	12,210,689	10,956,381	9,570,047
Weighted average diluted shares outstanding	12,444,912	11,188,963	9,714,259

Per Share Capital Data:
Book value per common share	$15.06	$14.64	$0.01
Tangible book value per common share	$13.98	$13.55	$12.27
Common shares outstanding	12,225,897	12,195,823	9,586,466

(1) Total non-interest expense divided by the sum of net interest income and total non-interest income

As of March 31, 2016, the Company reported total assets of $1.8 billion, compared to $1.7 billion as of December 31, 2015, and $1.4 billion as of March 31, 2015. Total loans held for investment, net of allowance, increased $37.9 million or 2.9% to $1.3 billion as of March 31, 2016. This increase is attributable to organic loan growth from our existing lending team. During the first quarter of 2016, total deposits increased $74.3 million or 5.6% to $1.4 billion. This increase is attributable to core deposit growth.

Composition of Loans Held for Investment by Loan Class
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Construction and development	$259,804	$249,433	$172,996
Commercial real estate	671,288	657,110	660,802
Residential real estate	246,538	241,395	122,967
Real estate loans	1,177,630	1,147,938	956,765
Commercial and industrial	162,311	153,860	121,798
Consumer	6,116	6,285	8,368
Total loans	1,346,057	1,308,083	1,086,931
Less: allowance for loan losses	12,329	12,289	9,855
Net loans	$1,333,728	$1,295,794	$1,077,076

Composition of Deposits
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Demand deposit accounts	$358,181	$304,425	$328,366
NOW accounts	121,099	115,459	106,067
Money market accounts	269,057	309,940	212,728
Savings accounts	188,003	163,289	127,556
Time deposits up to $250,000	355,227	324,454	294,651
Time deposits over $250,000	115,993	115,675	111,465
Total deposits	$1,407,560	$1,333,242	$1,180,833

During the first quarter of 2016 total shareholders’ equity increased $5.5 million from $178.6 million to $184.1 million an increase driven primarily by retained earnings. Tangible book value per common share increased to $13.98 as of March 31, 2016, compared to $13.55 as of December 31, 2015, and $12.27 as of March 31, 2015. The capital ratios as of March 31, 2016 are listed below. The Company remains "well-capitalized" under the regulatory framework for prompt corrective action.

	March 31, 2016	December 31, 2015	March 31, 2015
Capital Ratios:
Total risk-based capital ratio	14.74%	14.86%	12.08%
Tier 1 risk-based capital ratio	12.16%	12.22%	11.04%
Common equity tier 1 risk-based capital ratio	11.62%	11.66%	9.62%
Tier 1 leverage ratio	10.55%	10.67%	9.61%
Tangible common equity to tangible assets	9.79%	9.95%	8.24%

The Company reported a total of $14.1 million in non-performing assets as of March 31, 2016, compared to $14.5 million as of December 31, 2015. During the first quarter of 2016, the Company foreclosed on the collateral of two loan relationships and thus a transfer of non-performing assets from non-accrual loans to other real estate owned occurred. This was recorded at the lower of book balance or fair market value of $1.7 million. As a percentage of total assets, non-performing assets decreased from 0.87% as of December 31, 2015 to 0.80% as of March 31, 2016. The Company reported net charge-offs of $0.6 million for the three months ended March 31, 2016, compared to net charge-offs of $0.1 million for the three months ended March 31, 2015, respectively.

Non-Performing Assets
	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands)
Non-accrual loans	$8,790	$10,201	$5,638
90+ days still accruing	—	28	—
Trouble debt restructurings still accruing	3,594	4,269	3,090
Other real estate owned	1,675	—	451
Total non-performing assets	$14,059	$14,498	$9,179

	March 31, 2016	December 31, 2015	March 31, 2015
Allowance and Asset Quality Ratios:
Allowance for loan losses to loans held for investment	0.92%	0.94%	0.91%
Non-GAAP adjusted allowance for loan losses to loans held for investment	1.25%	1.30%	1.45%
Allowance for loan losses to non-accrual loans	140.26%	120.47%	174.80%
Allowance for loan losses to non-performing assets	87.69%	84.76%	107.36%
Non-performing assets to total assets	0.80%	0.87%	0.64%
Net charge-offs to average loans held for investment (1)	0.17%	0.11%	0.04%

(1) Quarterly data annualized

In connection with the acquisition of Alliance Bankshares Corporation in December 2012 and certain assets from Millennium Bank, N.A. in March 2014, the Company recorded acquired loans at fair market value which consisted of pricing and credit marks. The credit marks are negative purchase marks which are comparable to an allowance for loan losses. Therefore, the non-GAAP adjusted allowance for loan losses to non-GAAP adjusted total loans held for investment, which considers these marks similar to allowance for loan losses, was 1.25% as of March 31, 2016, compared to 1.30% and 1.45% as of December 31, 2015 and March 31, 2015, respectively. Below is a reconciliation of the allowance for loan losses and related ratios to the non-GAAP adjusted allowance for loan losses and related ratios as of March 31, 2016, December 31, 2015, and March 31, 2015.

Reconciliation of GAAP Allowance Ratio to Non-GAAP Allowance Ratio
	March 31, 2016	December 31, 2015	March 31, 2015
	(dollars in thousands)
GAAP allowance for loan losses	$12,329	$12,289	$9,855
GAAP loans held for investment, at amortized cost	1,346,057	1,308,083	1,086,931

GAAP allowance for loan losses to total loans	0.92%	0.94%	0.91%

GAAP allowance for loan losses	$12,329	$12,289	$9,855
Plus: Credit purchase accounting marks	4,555	4,721	5,958
Non-GAAP adjusted allowance for loan losses	$16,884	$17,010	$15,813

GAAP loans held for investment, at amortized cost	$1,346,057	$1,308,083	$1,086,931
Plus: Credit purchase accounting marks	4,555	4,721	5,958
Non-GAAP loans held for investment, at amortized cost	$1,350,612	$1,312,804	$1,092,889

Non-GAAP adjusted allowance for loan losses to total loans	1.25%	1.30%	1.45%

Reconciliation of Tangible Common Equity to Tangible Assets Ratio
	March 31, 2016	December 31, 2015	March 31, 2015
	(dollars in thousands)
Tangible Common Equity:
Common Stock Voting	$103	$103	$77
Common Stock Non-Voting	18	18	18
Additional paid-in capital - common	161,323	160,861	113,109
Accumulated earnings	20,931	17,740	10,058
Accumulated other comprehensive income/(loss)	1,753	(127)	1,253
Total Common Equity	$184,128	$178,595	$124,515

Less Intangibles:
Goodwill	$11,420	$11,431	$6,240
Identifiable intangibles	1,820	1,888	611
Total Intangibles	$13,240	$13,319	$6,851

Tangible Common Equity	$170,888	$165,276	$117,664

Tangible Assets:
Total Assets	$1,759,383	$1,674,466	$1,434,390

Less Intangibles:
Goodwill	$11,420	$11,431	$6,240
Identifiable intangibles	1,820	1,888	611
Total Intangibles	$13,240	$13,319	$6,851

Tangible Assets	$1,746,143	$1,661,147	$1,427,539

Tangible Common Equity to Tangible Assets	9.79%	9.95%	8.24%

About The Company
WashingtonFirst Bankshares, Inc., headquartered in Reston, Virginia, is the holding company for WashingtonFirst Bank, which operates 19 full-service banking offices throughout the Washington, DC, metropolitan area. In addition, the Company provides wealth management services through its subsidiary, 1st Portfolio Wealth Advisors, and mortgage banking services through the Bank's subsidiary, WashingtonFirst Mortgage which has offices located in Fairfax, Virginia, and Rockville, Maryland.  The Company's common stock is traded on the NASDAQ Stock Market under the quotation symbol "WFBI" and is included in the ABA NASDAQ Community Bank Index.  For more information about the Company, please visit: www.wfbi.com.
Cautionary Statements About Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operations and policies and regarding general economic conditions. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time.  In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the management of the Company as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the Company’s market, and their impact on the operations, assets and earnings of the Company, interest rates and interest rate policy, competitive factors, judgments about the ability of the Company to successfully integrate its operations following significant transactions including, but not limited to, mergers and acquisitions, the ability to avoid customer dislocation during the period leading up to and following such transactions, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Readers are cautioned against placing undue reliance on such forward-looking statements.  The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.
Additional documents are available free of charge at the SEC’s website, www.sec.gov and on the Company’s website at www.wfbi.com under the tab “Investor Relations” or by contacting the Company’s Investor Relations Department at 11921 Freedom Drive, Suite 250, Reston, VA 20190. You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.
Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement dated March 15, 2016 available on the SEC’s website at www.sec.gov.

WashingtonFirst Bankshares, Inc.
Matthew R. Johnson, 703-840-2410
Executive Vice President & Chief Financial Officer
MJohnson@WFBI.com
www.WFBI.com

WashingtonFirst Bankshares, Inc.
Consolidated Balance Sheets

	March 31, 2016	December 31, 2015	March 31, 2015
	(in thousands, except per share data)
Assets:
Cash and cash equivalents:
Cash and due from bank balances	$3,075	$3,739	$3,480
Federal funds sold	65,942	59,014	119,184
Interest bearing deposits	100	—	9,299
Cash and cash equivalents	69,117	62,753	131,963
Investment securities, available-for-sale, at fair value	257,085	220,113	176,966
Restricted stocks, at cost	6,532	6,128	5,394
Loans held for sale, at lower of cost or fair value	37,439	36,494	2,540
Loans held for investment:
Loans held for investment, at amortized cost	1,346,057	1,308,083	1,086,931
Allowance for loan losses	(12,329)	(12,289)	(9,855)
Total loans held for investment, net of allowance	1,333,728	1,295,794	1,077,076
Premises and equipment, net	7,819	7,374	6,081
Goodwill	11,420	11,431	6,240
Identifiable intangibles	1,820	1,888	611
Deferred tax asset	6,989	8,116	7,210
Accrued interest receivable	4,624	4,502	3,756
Other real estate owned	1,675	—	451
Bank-owned life insurance	13,611	13,521	13,242
Other assets	7,524	6,352	2,860
Total Assets	$1,759,383	$1,674,466	$1,434,390
Liabilities and Shareholders' Equity:
Liabilities:
Non-interest bearing deposits	$358,181	$304,425	$328,366
Interest bearing deposits	1,049,379	1,028,817	852,467
Total deposits	1,407,560	1,333,242	1,180,833
Other borrowings	9,849	6,942	10,153
FHLB advances	112,220	110,087	93,183
Long-term borrowings	32,919	32,884	10,069
Deferred tax liability	—	—	—
Accrued interest payable	1,404	912	595
Other liabilities	11,303	11,804	6,144
Total Liabilities	1,575,255	1,495,871	1,300,977
Commitments and contingent liabilities	—	—	—
Shareholders' Equity:
Preferred stock:
Series D, $5.00 par value, 0, 0, and 8,898 shares issued and outstanding, respectively, 1% dividend	—	—	44
Additional paid-in capital - preferred	—	—	8,854
Common stock:
Common Stock Voting, $0.01 par value, 50,000,000 shares authorized, 10,408,055, 10,377,981 and 7,768,624 shares issued and outstanding, respectively	103	103	77
Common Stock Non-Voting, $0.01 par value, 10,000,000 shares authorized, 1,817,842, 1,817,842 and 1,817,842 shares issued and outstanding, respectively	18	18	18
Additional paid-in capital - common	161,323	160,861	113,109
Accumulated earnings	20,931	17,740	10,058
Accumulated other comprehensive income/(loss)	1,753	(127)	1,253
Total Shareholders' Equity	184,128	178,595	133,413
Total Liabilities and Shareholders' Equity	$1,759,383	$1,674,466	$1,434,390

WashingtonFirst Bankshares, Inc.
Consolidated Statements of Income
(unaudited)

	For the Three Months Ended
	March 31, 2016	March 31, 2015
	(in thousands, except per share data)
Interest and dividend income:
Interest and fees on loans	$16,391	$13,440
Interest and dividends on investments:
Taxable	992	716
Tax-exempt	21	19
Dividends on other equity securities	72	61
Interest on Federal funds sold and other short-term investments	68	74
Total interest and dividend income	17,544	14,310
Interest expense:
Interest on deposits	1,995	1,451
Interest on borrowings	996	553
Total interest expense	2,991	2,004
Net interest income	14,553	12,306
Provision for loan losses	625	700
Net interest income after provision for loan losses	13,928	11,606
Non-interest income:
Service charges on deposit accounts	79	109
Earnings on bank-owned life insurance	90	95
Gain on sale of loans, net	2,742	69
Mortgage banking activities	1,199	—
Wealth management income	428	—
Gain on sale of available-for-sale investment securities, net	75	15
Other operating income	168	269
Total non-interest income	4,781	557
Non-interest expense:
Compensation and employee benefits	7,804	4,133
Premises and equipment	1,817	1,483
Data processing	1,005	823
Professional fees	319	338
Mortgage loan processing expenses	195	—
Other operating expenses	1,361	1,068
Total non-interest expense	12,501	7,845
Income before provision for income taxes	6,208	4,318
Provision for income taxes	2,284	1,528
Net income	3,924	2,790
Preferred stock dividends	—	(28)
Net income available to common shareholders	$3,924	$2,762

Earnings per common share:
Basic earnings per common share	$0.32	$0.29
Diluted earnings per common share	$0.32	$0.28

Average Balances, Interest Income and Expense and Average Yield and Rates
	For the Three Months Ended
	March 31, 2016			March 31, 2015
	Average Balance	Income/ Expense	Yield/ Rate (6)	Average Balance	Income/ Expense	Yield/ Rate (6)
	(dollars in thousands)
Assets
Interest-earning assets:
Loans (1)	$1,361,553	$16,391	4.76%	$1,071,286	$13,440	5.02%
Investment securities - taxable	222,333	992	1.77%	167,203	716	1.71%
Investment securities - tax-exempt (2)	4,089	21	2.52%	3,066	19	3.21%
Other equity securities	6,223	72	4.62%	6,079	61	4.06%
Interest-bearing balances	43	—	0.94%	10,470	16	0.64%
Federal funds sold	41,590	68	0.65%	62,643	58	0.38%
Total interest earning assets	1,635,831	17,544	4.24%	1,320,747	14,310	4.34%
Non-interest earning assets:
Cash and due from banks	1,981			2,965
Premises and equipment	7,630			6,179
Other real estate owned	432			362
Other assets (3)	48,919			35,034
Less: allowance for loan losses	(12,414)			(9,357)
Total non-interest earning assets	46,548			35,183
Total Assets	$1,682,379			$1,355,930

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$114,714	$86	0.30%	$97,196	$57	0.24%
Money market deposit accounts	297,453	438	0.59%	211,095	254	0.49%
Savings accounts	171,442	300	0.70%	128,147	217	0.69%
Time deposits	438,791	1,171	1.07%	377,929	923	0.99%
Total interest-bearing deposits	1,022,400	1,995	0.78%	814,367	1,451	0.72%
FHLB advances	111,710	454	1.61%	105,517	370	1.40%
Other borrowings and long-term borrowings	39,599	542	5.47%	17,720	183	4.14%
Total interest-bearing liabilities	1,173,709	2,991	1.02%	937,604	2,004	0.86%
Non-interest-bearing liabilities:
Demand deposits	309,393			275,002
Other liabilities	15,786			7,650
Total non-interest-bearing liabilities	325,179			282,652
Total Liabilities	1,498,888			1,220,256
Shareholders’ Equity	183,491			135,674
Total Liabilities and Shareholders’ Equity	$1,682,379			$1,355,930

Interest Spread (4)			3.22%			3.48%
Net Interest Margin (2)(5)		$14,553	3.51%		$12,306	3.72%

(1)	Includes loans held for sale and loans placed on non-accrual status.

(2)	Yield is presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

(6)	Annualized income/expense is used for the yield/rate.